CONSENT OF INDEPENDENT AUDITORS

Silver Star Foods, Inc.

We have issued our report dated June 18, 2001, relating to the financial statements of Silver Star Foods, Inc. for the years ended March 31, 2001 and March 31, 2000 appearing in the Company's Form 10-K. Such reports have been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports.

ZELLER WEISS & KAHN, LLP

By: /s/  Donald Rosenberg
    ----------------------------------------
         Donald Rosenberg

Mountainside, New Jersey
March 13, 2002